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                                                                   Exhibit 23.01

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports as of the dates, and related to the financial statements of the companies, listed below which appear in such
Prospectus:

                  Company                                Date

            UniCapital Corporation                 February 19, 1998
            Boulder Capital Group, Inc.            January 21, 1998, except for
                                                    Note 10 which is dated
                                                    February 5, 1998
            Merrimac Financial Associates          January 15, 1998
            The NSJ Group                          January 21, 1998
            Varilease Corporation and Subsidiary   January 21, 1998
            The Walden Asset Group, Inc.           January 20, 1998

We also consent to the reference to us under the heading "Experts" in such Prospectus.





PRICE WATERHOUSE LLP

Ft. Lauderdale, Florida
April 15, 1998